Exhibit 99.1

Movano Health Plans to Timely Request a Hearing before a Nasdaq Hearings Panel

Received Delisting Notice from Nasdaq Related to Minimum Bid Price Requirement and Late Filing of the Form 10-Q for the period ended March 31, 2025

PLEASANTON, CA July 11, 2025 -- Movano Health (Nasdaq: MOVE) (the “Company”) announced today that, on July 7, 2025, it received a delisting determination from The Nasdaq Capital Market with respect to the $1.00 per share bid price requirement (the “Bid Price Requirement”), as set forth in Listing Rule 5550(a)(2), and the late filing requirement, as set forth in Listing Rule 5250(c)(1), given the delay in filing its Form 10-Q for the quarter ended March 31, 2025 (the “Filing Requirement”) (together, the “Notice”). Accordingly, the Company plans to timely submit a request for a hearing before a Nasdaq Hearings Panel (the “Panel”). While the hearing request only stays suspension and delisting for 22 calendar days from the date of the Notice, the Company intends to request an extended stay, concurrent with the filing of the hearing request through the conclusion of the hearings process and the expiration of any exception period granted by the Panel following the hearing.

On July 7, 2025, the Company received the Notice from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company was no longer in compliance with the Bid Price Requirement. Pursuant to Listing Rule 5810(c)(3)(A)(iv), the Company was not eligible for any compliance period specified in Rule 5810(c)(3)(A) due to the fact that the Company has effected a reverse stock split over the prior one-year period.

As noted above, the Company plans to submit a request for an extended stay through the conclusion of the hearings process; however there can be no assurance that the Panel will grant the Company’s extended stay request or the Company’s request for continued listing or that the Company will be able to regain compliance and thereafter maintain its listing on Nasdaq.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health is developing a suite of purpose-driven healthcare solutions to bring medical-grade data to the forefront of wearables. Featuring modern and flexible form factors, Movano Health's devices offer an innovative approach to delivering trusted data to both customers and enterprises, capturing a comprehensive picture of an individual's health data and uniquely translating it into personalized and intelligent insights.

Movano Health's proprietary technologies and wearable medical device solutions enable the use of data as a tool to proactively monitor and manage health outcomes across a number of patient populations that exist in healthcare. For more information on Movano Health, visit https://movanohealth.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements relating to the Company’s intentions to request an extended stay of suspension from listing or appeal Nasdaq’s delisting determination. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to our ability to cure any deficiencies in compliance with the Bid Price Requirement and Nasdaq’s requirements related to the timely filing of periodic financial reports or maintain compliance with other Nasdaq Listing Rules; our ability to ultimately obtain relief or extended periods to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief or extension; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters. Delisting from Nasdaq would materially and adversely affect our ability to raise capital and our financial condition and business. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact

Jill Schmidt/JSPR

jill@jillschmidtpr.com

T: 847-904-2806